As filed with the United States Securities and Exchange Commission on August 18, 2006

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

NANOGEN, INC.

(Exact name of Registrant as specified in its charter)

Delaware	10398 Pacific Center Court	33-0489621
(State of incorporation)	San Diego, CA 92121	(I.R.S. Employer Identification Number)

(Address, including zip code, of Registrant’s principal executive offices)

NANOGEN, INC. 1997 STOCK INCENTIVE PLAN

NANOGEN, INC. EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plans)

Robert Saltmarsh

Chief Financial Officer

Nanogen, Inc.

10398 Pacific Center Court

San Diego, CA 92121

(858) 410-4600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Nanogen, Inc. Employee Stock Purchase Plan. Common Stock, par value $0.001, including related Series A Participating Preferred Stock Purchase Rights	423,270 shares	$1.74	(2)	$736,490	(2)	$78.80
Nanogen, Inc. 1997 Stock Incentive Plan. Common Stock, par value $0.001, including related Series A Participating Preferred Stock Purchase Rights	1,500,000 shares	$1.74	(2)	$2,610,000	(2)	$279.27
Total Amount to be Registered:	1,923,270 shares			Aggregate Registration Fee:		$358.07

(1)	This Registration Statement shall also cover an indeterminate number of shares of Common Stock of the Registrant which may be issued under the Nanogen, Inc. 1997 Stock Incentive Plan and Employee Stock Purchase Plan upon stock dividends, stock splits, recapitalizations or other similar transactions in accordance with Rule 416 of promulgated under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Calculated pursuant to Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee, on the basis of the average of the high and low selling prices per share of the Registrant’s Common Stock on August 14, 2006, as reported by the Nasdaq Global Market.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

There are hereby incorporated by reference into this Registration Statement and into the Prospectuses relating to this Registration Statement pursuant to Rule 428 the following documents and information previously filed with the Securities and Exchange Commission (the “Commission”):

A	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2005, filed with the Commission pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (“the Exchange Act”) on March 16, 2006, as amended on Forms 10-K/A, filed with the Commission on March 24, 2006 and June 27, 2006;

B	The Registrant’s Quarterly Reports on Form 10-Q for the Quarters ended March 30, 2006 and June 30, 2006, filed with the Commission on May 10, 2006 and August 9, 2006, respectively;

C	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above;

D.	The description of Registrant’s Common Stock contained in Registrant’s Registration Statement on Form 8-A filed with the Commission on April 7, 1998, including any amendments or reports filed for the purpose of updating such description; and

E.	The description of the Preferred Stock Purchase Rights for Series A Participating, par value $.001 per share, of the Registrant contained in Registrant’s Registration Statement on Form 8-A filed with the Commission on November 24, 1998.

All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”) after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel

Not applicable.

Item 6. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. Our restated certificate of incorporation and our amended and restated bylaws provide for indemnification of our directors, officers, employees and other agents to the maximum extent permitted by Delaware law. In addition, we have entered into indemnification agreements with our officers and directors.

Item 7. Exemption from Registration Claimed

Not applicable.

Item 8. Exhibits

Exhibit Number	Exhibit
4	Instruments Defining the Rights of Stockholders. Reference is made to Registrant’s Registration Statements No. 000-23541 on Form 8-A, together with any exhibits thereto, which are incorporated herein by reference pursuant to Item 3(D) and 3(E) to this Registration Statement.

5.1	Opinion and consent of Morgan, Lewis & Bockius LLP.

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Morgan, Lewis & Bockius LLP is contained in Exhibit 5.1.

24	Power of Attorney. Reference is made to page II-4 of this Registration Statement.

99.1*	Nanogen, Inc. 1997 Stock Incentive Plan.

99.2**	Nanogen, Inc. Employee Stock Purchase Plan.

* Incorporated by reference to Appendix A of Registrant’s Proxy Statement on Schedule 14A filed on May 5, 2006.

** Incorporated by reference to Appendix B of Registrant’s Proxy Statement on Schedule 14A filed on May 5, 2006.

Item 9. Undertakings

A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Nanogen, Inc. 1997 Stock Incentive Plan and Employee Stock Purchase Plan.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant, Nanogen, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Diego, State of California, on the 17th day of August 2006.

NANOGEN, INC.
By:	/s/ HOWARD C. BIRNDORF
Howard C. Birndorf
Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert Saltmarsh and Nicholas J. Venuto and each of them, acting individually, as his attorney-in-fact, with full power of substitution and resubstitution, for him and in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including post-effective amendments to the Registration Statement and related registration statements) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to any and all amendments to the Registration Statement on Form S-8.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ HOWARD C. BIRNDORF Howard C. Birndorf	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	August 17, 2006

/s/ ROBERT W. SALTMARSH Robert W. Saltmarsh	Chief Financial Officer (Principal Financial and Accounting Officer)	August 17, 2006

/s/ WILLIAM G. GERBER William G. Gerber, M.D.	Director	August 17, 2006

/s/ STELIOS B. PAPADOPOULOS Stelios B. Papadopoulos	Director	August 17, 2006

/s/ DAVID R. SCHREIBER David R. Schreiber	Director	August 17, 2006

/s/ ROBERT E. WHALEN Robert E. Whalen	Director	August 17, 2006

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.

EXHIBITS

TO

FORM S-8

UNDER

SECURITIES ACT OF 1933

NANOGEN, INC.

EXHIBIT INDEX

Exhibit Number	Exhibit
4	Instruments Defining the Rights of Stockholders. Reference is made to Registrant’s Registration Statements No. 000-23541 on Form 8-A, together with any exhibits thereto, which are incorporated herein by reference pursuant to Item 3(D) and 3(E) to this Registration Statement.

5.1	Opinion and consent of Morgan, Lewis & Bockius LLP.

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Morgan, Lewis & Bockius LLP is contained in Exhibit 5.1.

24	Power of Attorney. Reference is made to page II-4 of this Registration Statement.

99.1*	Nanogen, Inc. 1997 Stock Incentive Plan.

99.2**	Nanogen, Inc. Employee Stock Purchase Plan.

* Incorporated by reference to Appendix A of Registrant’s Proxy Statement on Schedule 14A filed on May 5, 2006.

** Incorporated by reference to Appendix B of Registrant’s Proxy Statement on Schedule 14A filed on May 5, 2006.